                                                                      EXHIBIT 21

                                  SUBSIDIARIES

Cambridge Eye Associates, Inc., a Delaware corporation

Douglas Vision World, Inc., a Delaware corporation

E.B. Brown Opticals, Inc., a Delaware corporation

Vision Plaza Corp., a Delaware corporation

Shawnee Optical, Inc., a Delaware corporation

Kent Optical, Inc., a Delaware corporation

Eyeglass Emporium, Inc., a Delaware corporation

eyeshop.com, inc., a Delaware corporation